Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and dated as of the December, 15 2011, between Aurora Gold Corp., a Delaware corporation having an address at C/- Coresco AG, Level 3, Gotthardstrasse 20, 6304 Zug, Switzerland (“Aurora”), and [] (“Creditor”).

WHEREAS, Creditor is due and owed USD $[] for services to the Company;

WHEREAS, the parties are desirous of compromising and settling financial liability in conjunction with the Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
Settlement and Releases

1. 1. Settlement Payment. Aurora hereby agrees to deliver to Creditor on or before December 31, 2011, [] shares (the “Registrable Securities”) of its common stock (the “Settlement Payment”) in full satisfaction of its obligations claimed to be due and owed to Creditor;

1.2 Mutual Releases. (a) Except with regard to the obligations of Aurora hereunder and as to any claims arising as a result of a breach of Aurora’s obligations hereunder, Creditor individually and on behalf of its successors and assigns, does hereby fully release, remise and forever discharge Aurora and its respective officers, directors, shareholders, employees, subsidiaries, attorneys, representatives and agents from any and all debts, obligations, liabilities, accountings, promises, covenants, agreements, contracts, controversies, suits, actions, causes of actions, judgments, damages, claims, demands, in law or in equity, which Creditor ever had, now has, or hereafter can, shall or may have against them for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof.

(b) Except with regard to the obligations of Creditor hereunder, and as to any claims arising as a result of a breach of Creditor’s obligations hereunder, Aurora does hereby fully release, remise and forever discharge Creditor and its attorneys, representatives and agents from any and all debts, obligations, liabilities, accountings, promises, covenants, agreements, contracts, controversies, suits, actions, causes of actions, judgments, damages, claims, demands, in law or in equity, which Aurora ever had, now have, or hereafter can, shall or may have against them for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof.

(c) The releases set forth in this Agreement are intended by the parties to release all claims, whether known, unknown, foreseen, unforeseen, patent or latent, which one party may have against the other as of the date of this Agreement. Each party understands and acknowledges the significance and consequence of such specific intention to release all claims.

(d) Anything herein to the contrary notwithstanding, should Aurora fail to make the Settlement Payment, the release of Aurora given by Creditor shall be null and void and of no force and effect.

1.3 (a) The Creditor represents and warrants that is not a “U.S. Person” as defined in Regulation S of the Securities Act of 1933 (“Regulation S”).

(b) Acknowledgement of and Consent to Restrictive Legend. The certificates representing the shares shall bear the following or similar legend:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

ARTICLE II
General Terms

2.1 Full Information. This Agreement is executed by each party after having obtained the advice, or being given the opportunity to obtain the advice, of counsel.

2.2 Entire Agreement. This Agreement constitutes and expresses the entire agreement between the parties hereto with respect to any of the matters and things herein provided for and all prior agreements, understandings, obligations or statements by and between the parties concerning the subject matter hereby will be merged with and into and be superseded by this Agreement and shall be of no further force and effect. No modification, amendment or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall be effective unless the same be in writing and signed by all parties hereto.

2.3 Invalidity. If any part of this Agreement, or the application thereof to any person or circumstance, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

2.4 Authority of Person Signing. Each of the parties to this Agreement has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of each of the parties hereto, and is enforceable in accordance with its terms and conditions. The person executing this Agreement on behalf of a party hereto represents to the other party that he/she is duly authorized to execute this Agreement.

2.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

2.7 Further Cooperation. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

2.8 Captions, Headings and Gender. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it. The use of masculine third person singular pronoun in this Agreement shall be deemed to include the feminine and neuter third person singular pronoun. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

2.9 Piggy-Back Registrations. If at any time prior to the expiration of (i) Aurora shall determine to file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), and (ii) there is not then a Registration Statement in effect with respect to the Registrable Securities, then Aurora shall send to the Signatory written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Signatory shall so request in writing, Aurora shall include in such registration statement all or any part of the Registrable Securities the Signatory requests to be registered, except that if, (i) inclusion of such shares would result in the offering not being Rule 415 Eligible, or (ii) in connection with any underwritten public offering for the account of Aurora, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then Aurora shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Signatory has requested inclusion hereunder (i) as would enable the offering to be Rule 415 Eligible or (ii) as the underwriter shall permit;

2.10 Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 2.9 prior to 4:30 p.m. (Delaware time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the this Agreement later than 4:30 p.m. (Delaware time) on any date and earlier than 11:59 p.m. (Delaware time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows or such other address as may be designated in writing hereafter, in the same manner, by such party.

If to Aurora Gold Corp.:
Aurora Gold Corp.
C/- Coresco AG, Level 3, Gotthardstrasse 20, 6304 Zug, Switzerland
Attn: Ross Doyle, CFO

If to Creditor:
[]

2.11 Effectiveness. This Settlement Agreement shall not be deemed effective until executed by both parties hereto.

2.12 Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of Aurora and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY NOW, THEREFORE, intending to be bound, as of the date written above, the parties execute this Agreement under seal.

Aurora Gold Corporation	(Creditor)

By:	By:

Name: Ross Doyle	Name:
Chief Financial Officer